UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

SCHEDULE 14A
(Rule 14a-101)

________________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FLEXSHOPPER, INC.

(Name of Registrant as Specified in its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

March 13, 2018

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of FlexShopper, Inc. to be held at 11:00 a.m., local time, on Thursday, April 26, 2018, at the Company’s corporate headquarters located at 2700 North Military Trail, Suite 200, Boca Raton, Florida.

We look forward to your attending either in person or by proxy. Further details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of 2018 Annual Meeting and Proxy Statement. Please give this material your careful attention.

Very truly yours,

Brad Bernstein
Chief Executive Officer, President and Chairman

FLEXSHOPPER, INC.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 26, 2018

To the Stockholders of FlexShopper, Inc.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of FlexShopper, Inc., a Delaware corporation, will be held on Thursday, April 26, 2018 at 11:00 a.m., local time, at the Company’s corporate headquarters located at 2700 North Military Trail, Ste. 200, Boca Raton, Florida, for the following purposes:

1.       To elect the seven nominees to the Board of Directors nominated by the Board of Directors.

2.       To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

3.       To approve the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan.

4.       To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for 2018.

5.       To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 5, 2018, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof. If you plan to attend the annual meeting and you require directions, please call us at (855) 353-9289.

By Order of the Board of Directors,

Brad Bernstein
Chief Executive Officer, President and Chairman

Boca Raton, Florida
March 13, 2018

PROXY STATEMENT
TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1 — ELECTION OF DIRECTORS	7
REPORT OF THE AUDIT COMMITTEE	15
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS	16
PROPOSAL 2 — Approval, on a non-binding advisory basis, OF the compensation paid to our named executive officers	21
PROPOSAL 3 — Approval of the FlexShopper, Inc. 2018 OMNIBUS equity compensation PLAN	22
PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
OTHER BUSINESS	30
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2018	30

i

FLEXSHOPPER, INC.
2700 North Military Trail, Ste. 200
Boca Raton, FL 33431

PROXY STATEMENT

The Board of Directors (the “Board”) of FlexShopper, Inc. (the “Company,” “FlexShopper,” “we,” “us” or “our”) is providing these materials to you in connection with FlexShopper’s annual meeting of stockholders. The annual meeting will take place on Thursday, April 26, 2018, at 11:00 a.m., local time, at the Company’s corporate headquarters located at 2700 North Military Trail, Suite 200, Boca Raton, Florida. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about March 13, 2018.

GENERAL INFORMATION

Why am I receiving these materials?

You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

What is included in these materials?

These materials include:

•         this proxy statement for the annual meeting;

•         a proxy card for the annual meeting; and

•         our Annual Report on Form 10-K for the year ended December 31, 2017.

What items will be voted on at the annual meeting?

There are four proposals scheduled to be voted on at the annual meeting:

•         the election of the nominees to the Board nominated by our Board of Directors;

•         the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•         the approval of the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan; and

•         the ratification of the Audit Committee’s appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board is not aware of any other matters to be brought before the meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•         FOR the nominees to the Board;

•         FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

•         FOR the approval of the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan; and

•         FOR the ratification of the Audit Committee’s appointment of EisnerAmper as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Who can attend the annual meeting?

Admission to the annual meeting is limited to:

•         stockholders as of the close of business on March 5, 2018 (the “record date”);

•         holders of valid proxies for the annual meeting; and

•         our invited guests.

Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date.

When is the record date and who is entitled to vote?

The Board set March 5, 2018 as the record date. All record holders of FlexShopper common stock and preferred stock as of the close of business on that date are entitled to vote. Each share of common stock is entitled to one vote. Each share of Series 1 Preferred Stock is entitled to 5.7877 votes, voting together as a single class with holders of common stock and Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is entitled to 123.4568 votes, voting together as a single class with holders of common stock and Series 1 Preferred Stock. As of the record date, there were outstanding 5,294,501 shares of common stock entitled to 5,294,501 votes at the annual meeting, 239,405 shares of Series 1 Preferred Stock entitled to 1,385,605 votes at the annual meeting, and 21,952 shares of Series 2 Preferred Stock entitled to 2,710,124 votes at the annual meeting.

What is a stockholder of record?

A stockholder of record or registered stockholder is a stockholder whose ownership of FlexShopper stock is reflected directly on the books and records of our transfer agent, Continental Stock Transfer & Trust Company. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for registered stockholders. If you are not a stockholder of record, we will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your notice or voting instruction card. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

How do I vote?

You may vote by any of the following methods:

•         In person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the meeting. If you hold shares in street name, you must also obtain a proxy from the stockholder of record authorizing you to vote your shares.

•         By mail. Stockholders of record may vote by signing and returning the proxy card provided.

•         By phone or via the Internet. You may vote by proxy, by phone or via the Internet by following the instructions provided in the accompanying proxy card or the voting instruction card provided.

•         Beneficial owners of shares held in “street name.” You may vote by following the voting instructions provided to you by your bank or broker.

How can I change or revoke my vote?

If you are a stockholder of record, you may change or revoke your proxy any time before it is voted at the annual meeting by:

•         timely delivering a properly executed, later-dated proxy;

•         delivering a written revocation of your proxy to our Secretary at our principal executive offices; or

•         voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What happens if I do not give specific voting instructions?

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The election of directors (“Proposal 1”), the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (“Proposal 2”) and the approval of the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2 and 3.

The ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2018 (“Proposal 4”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 4.

What is the quorum for the annual meeting?

The presence, in person or by proxy, of the holders of not less than one-third in voting power of the outstanding shares of stock entitled to vote is necessary for the transaction of business at the annual meeting. This is called a quorum.

What is the voting requirement to approve each of the proposals?

The following are the voting requirements for each proposal:

•         Proposal 1: Election of Directors. The seven nominees receiving the highest number of votes will be elected as directors.

•         Proposal 2: Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers. Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•         Proposal 3: Approval of the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan. Approval of the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan will be considered obtained if a majority of the votes cast on the matter votes in favor of the proposal.

•         Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm. The Audit Committee’s appointment of EisnerAmper as our independent registered public accounting firm for 2018 will be ratified if a majority of the votes cast on the matter votes in favor of the proposal.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present at the annual meeting. Broker non-votes and abstentions are not counted as votes cast on any proposal considered at the annual meeting and, therefore, will have no effect on the proposal regarding the election of directors, the advisory vote on the compensation of our named executive officers or the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan. We expect no broker non-votes on the routine proposal to appoint EisnerAmper as our independent registered public accounting firm for 2018. Abstentions will have no effect on the proposal ratifying the appointment of EisnerAmper as our independent registered public accounting firm for 2018.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes. In addition to soliciting the proxies by mail, certain of our directors, officers and regular employees, without compensation, may solicit proxies personally or by telephone, facsimile and email.

Where can I find the voting results of the annual meeting?

We will announce voting results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting.

How can I submit a proposal for the 2019 annual meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders must be received by November 13, 2018. In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to the Company’s Secretary at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431.

Requirements for Stockholder Proposals to Be Brought Before the 2019 Annual Meeting of Stockholders. Notice of any director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2019 annual meeting of stockholders, must be delivered to the Company’s Secretary at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431 not earlier than the close of business on December 27, 2018 and not later than the close of business on January 26, 2019. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2019 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our voting stock as of March 5, 2018 by:

•         each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of any class of our voting stock;

•         each executive officer included in the Summary Compensation Table below;

•         each of our directors;

•         each person nominated to become director; and

•         all executive officers, directors and nominees as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o FlexShopper, Inc. at 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. To our knowledge, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate ownership for any other purpose. Under these rules, shares of stock which a person has the right to acquire (i.e., by the exercise of any option or the conversion of such person’s Series 1 or Series 2 Preferred Stock) within 60 days after March 5, 2018 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage beneficially owned by that person. However, these shares are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person. The percentage of shares owned as of March 5, 2018 is based upon 5,294,501 shares of common stock outstanding on that date.

Name and Address of Beneficial Owner	Shares of Common Stock		Number of Shares Underlying Convertible Preferred Stock, Options and Warrants		Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Stockholders
B2 FIE V, LLC(1)	—		2,469,136	(2)	2,469,136	31.8%
Waterfall Asset Management, LLC(3)	1,454,546		—		1,454,546	27.5%
Morry F. Rubin(4)	541,326	(5)	66,667	(6)	607,993	11.3%
George Rubin(7)	285,526	(8)	66,667	(9)	352,193	6.6%

Directors and Executive Officers
James Allen	—		24,000	(10)	24,000	*
Daniel Ballen	—		—		—	*
Brad Bernstein	200,000	(11)	83,334	(12)	283,334	5.3%
Philip M. Gitler	—		—		—	*
H. Russell Heiser	46,622		20,000	(13)	66,622	1.3%
T. Scott King	—		24,000	(14)	24,000	*
Marc Malaga	191,494		158,005	(15)	312,655	6.4%
Carl Pradelli	18,750	(16)	24,000	(17)	42,750	*
Katherine Verner	—		—		—	*
All directors and executive officers as a group (10 persons)	522,266		343,337		865,603	15.4%

____________

*         Less than one percent.

(1)      Based solely on the Schedule 13D filed on June 21, 2016 by Pacific Investment Management Company LLC (“PIMCO”). According to the filing, B2 FIE V LLC (“B2 FIE”) was formed solely for the purpose of investing in FlexShopper. PIMCO BRAVO Fund II, L.P. (“Bravo II”) is the sole member of B2 FIE and operates as a pooled investment fund and invests

(among other things) in operating companies. PIMCO GP XII, LLC (“PIMCO GP”) is the sole general partner of Bravo II. PIMCO is the sole managing member of PIMCO GP and has the power to make voting and investment decisions regarding the Preferred Stock held by B2 FIE. Each of Bravo II, PIMCO GP and PIMCO disclaims beneficial ownership of the Series 2 Preferred Stock except to the extent of its pecuniary interest therein. The address for this investor is 650 Newport Center Drive, Newport Beach, CA 92660.

(2)      Consists of shares of common stock issuable upon the conversion of 20,000 shares of Series 2 Preferred Stock. Each share of Series 2 Preferred Stock is convertible into 123.4568 shares of common stock, based on the Series 2 Preferred Stock per share price of $1,000 and a conversion rate of $8.10 per share.

(3)      Based solely on the Schedule 13D filed by the Reporting Persons (as defined below) with the SEC on March 16, 2015. According to the filing, Waterfall Eden Master Fund, Ltd. (“WEMF”) owns 788,277 shares of common stock, or approximately 14.9% of the outstanding shares of common stock. Waterfall Delta Offshore Master Fund, LP (“WDOMF”) owns 442,065 shares of common stock, or approximately 8.4% of the outstanding shares of common stock. Waterfall Delta GP, LLC (“WDGP”), as general partner of WDOMF, may be deemed to share beneficial ownership of the shares owned by WDOMF. Waterfall Sandstone Fund, LP (“WSF”) owns 224,204 shares of common stock, or approximately 4.2% of the outstanding shares of common stock. Waterfall Sandstone GP, LLC (“WSGP” and, collectively with WEMF, WDOMF and WSF, the “Waterfall Funds”), as general partner of WSF, may be deemed to share beneficial ownership of the shares owned by WSF. Waterfall Asset Management, LLC (“Waterfall”), as the investment adviser to the Waterfall Funds, and Messrs. Thomas Capasse and Jack Ross, as members of Waterfall, may be deemed to share beneficial ownership of the 1,454,546 shares of common stock owned by the Waterfall Funds, or approximately 27.5% of the outstanding shares of common stock. Because of the relationships described above, Mr. Capasse, Mr. Ross, WEMF, WDGP, WDOMF, WSGP and WSF (collectively, the “Reporting Persons”) may be deemed to constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act and, as such, each member of the group could be deemed to beneficially own, in the aggregate, all of the shares of common stock held by members of the group. The Reporting Persons do not admit that they constitute a group within the meaning of Rule 13d-5. Each of the Reporting Persons disclaims beneficial ownership of the shares of common stock referred to herein that such Reporting Person does not hold directly. Waterfall and Messrs. Thomas Capasse and Jack Ross share the power to vote and direct the disposition of the shares owned by the Waterfall Funds. WDGP may be deemed to share the power to vote and direct the disposition of the shares owned by the WDOMF, and WSGP may be deemed to share the power to vote and direct the disposition of the shares owned by WSF. The address for each of the Waterfall-associated companies is c/o Waterfall Management, LLC, 1140 Avenue of the Americas, 7th Floor, New York, NY 10036.

(4)      Morry Rubin’s address is 17853 Key Vista Way, Boca Raton, Florida 33496.

(5)      Based solely on the Schedule 13D filed on March 30, 2012 by Morry Rubin, as modified by the Form 4 filed on May 5, 2016, this amount consists of 515,126 shares of common stock held directly and 26,200 shares of common stock held in certain family trusts of which Morry Rubin’s spouse and father, George Rubin, are co-trustees.

(6)      This amount consists of warrants to purchase 66,667 shares of common stock.

(7)      George Rubin’s address is 120 Central Park South, New York City, New York 10019.

(8)      According to the Schedule 13D/A filed on November 30, 2015 by George Rubin, 26,200 shares of common stock are held in certain family trusts of which he and Morry Rubin’s spouse are co-trustees.

(9)      Based solely on the Schedule 13D/A filed on November 30, 2015 by George Rubin. Consists of warrants to purchase 66,667 shares of common stock.

(10)   Consists of vested options to purchase 24,000 shares of common stock.

(11)   These shares of common stock are owned directly by Mr. Bernstein’s spouse. Mr. Bernstein disclaims beneficial ownership of these shares of common stock.

(12)   Consists of vested options to purchase 83,334 shares of common stock.

(13)   Consists of vested options to purchase 20,000 shares of common stock.

(14)   Consists of vested options to purchase 24,000 shares of common stock.

(15)   Consists of warrants to purchase 66,667 shares of common stock, vested options to purchase 50,000 shares of common stock, and Series 1 Preferred Stock convertible into 41,338 shares of common stock.

(16)   Consists of 6,250 shares held in a trust, of which Mr. Pradelli is trustee and beneficial owner, and 12,500 shares held by a limited liability company owned by Mr. Pradelli and his spouse.

(17)   Consists of vested options to purchase 24,000 shares of common stock.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven members. Upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board has nominated the seven current directors for election at the annual meeting to hold office until the next annual meeting of stockholders and the election of their successors.

Shares represented by all proxies received by the Board and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of the nominees named below. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE NOMINEES LISTED BELOW

The following table sets forth the nominees to be elected at the 2018 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with FlexShopper.

Nominee’s or Director’s Name	Year First Became Director	Position with the Company
James D. Allen	2016	Director
Daniel Ballen	2016	Director
Brad Bernstein	2007	Chief Executive Officer, President and Chairman of the Board
Philip M. Gitler	2015	Director
T. Scott King	2014	Director
Carl Pradelli	2014	Director
Katherine Verner	2016	Director

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

Set forth below is background information for each current director and nominee for director, as well as information regarding additional experience, qualifications, attributes or skills that led the Board of Directors to conclude that such director or nominee should serve on the Board.

James D. Allen, age 58, has been a director since February 2016. Mr. Allen currently serves as Chief Financial Officer of Hollander Sleep Products, LLC, the largest supplier of utility bedding products in North America. From July 2003 through November 2014, Mr. Allen served as VP Operations and Group CFO of Sun Capital Partners, a leading global private equity firm with an excess of $10 billion under management. From August 2008 through September 2014, Mr. Allen was a Partner and Group CFO of London-based Sun European Partners, the European affiliate of Sun Capital Partners. From July 2002 to July 2003, Mr. Allen was CAO of Mattress Firm, Inc., a leading bedding specialty retailer. Prior to joining Mattress Firm, Inc., Mr. Allen served for eight years in various capacities (President and COO, CFO and President of two operating divisions) at Tandycrafts, Inc. (NYSE: TAC), which operated a diversified portfolio of retail and consumer products businesses. Prior to Tandycrafts, Inc., Mr. Allen was a Senior Manager at the accounting firm of Price Waterhouse (now PwC). Mr. Allen received a B.B.A. degree, majoring in management and accounting, from Evangel University in Springfield, Missouri. Mr. Allen brings to the Board proven leadership and management experience and a deep knowledge of audit and accounting matters that make him well qualified to serve on the Board.

Daniel Ballen, age 35, has been a director since November 2016. Mr. Ballen is a Senior Vice President and Portfolio Manager for the alternative investment complex of Pacific Investment Management Company LLC (“PIMCO”), where he focuses on corporate private equity and special situations investing in both North America and Europe. Prior to joining PIMCO in 2014, Mr. Ballen was a member of the private equity investment teams at Pine Brook Partners and Bain Capital, where he executed and managed a number of private equity investments, with a particular focus on companies in the financial services sector. Mr. Ballen started his career in the investment banking division of Bear, Stearns & Co., where he was a member of the U.S. financial institutions advisory team. Mr. Ballen received a Bachelors degree, Summa Cum Laude, from Emory University. Mr. Ballen’s experience in finance makes him a valuable addition to the Board.

Mr. Ballen was appointed to the Board in connection with that certain Investor Rights Agreement dated June 10, 2016 (the “B2 FIE Investor Rights Agreement”) entered into by the Company, Brad Bernstein and B2 FIE in connection with B2 FIE’s purchase of Series 2 Preferred Stock. Pursuant to the B2 FIE Investor Rights Agreement, so long as B2 FIE and its affiliate transferees’ ownership percentage of the Company’s outstanding Common Stock, determined on a fully-diluted basis taking into account the conversion of all outstanding shares of Series 1 Preferred Stock and Series 2 Preferred Stock, exceeds 22%, B2 FIE shall have the right to nominate two directors to the Board. For more information regarding the B2 FIE Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 13, 2016.

Brad Bernstein, age 52, is a co-founder of FlexShopper and its Chief Executive Officer, President, and Chairman of the Board. Mr. Bernstein served as President and Chief Financial Officer of the Company from January 2007 through December 2014, during which time the Company was named Anchor Funding Services, Inc. and primarily engaged in the business of providing accounts receivable financing to businesses in the United States. Mr. Bernstein became CEO of FlexShopper in December 2014. Previously, Mr. Bernstein was employed by Preferred Labor LLC from March 1999 through January 2007. Mr. Bernstein served Preferred Labor LLC as its Chief Financial Officer and later as its President. Before joining Preferred Labor LLC, Mr. Bernstein was a partner of Miller, Ellin Consulting Group, LLP, where he advised commercial and investment banks, asset-based lenders, and alternative finance companies in connection with debt or equity investments. Mr. Bernstein has used his banking relationships to raise debt and negotiate and structure financing for companies. Mr. Bernstein brings to the Board his financial and business expertise as a Certified Public Accountant. Mr. Bernstein received a Bachelor of Arts degree from Columbia University. Mr. Bernstein’s executive experience with FlexShopper positions him well to serve as the Chairman of the Board.

Philip Gitler, age 44, has served as a director of the Company since April 2015. Mr. Gitler is a managing director at Waterfall Asset Management, LLC (“Waterfall”), an investment adviser focused on structured credit and whole loans. Prior to joining Waterfall in 2013, Mr. Gitler was managing member of PMG Advisors LLC, which he founded in 2012. PMG Advisors LLC consulted with finance companies and investors in the structured credit market. Previously, Mr. Gitler was a Vice President at Goldman Sachs & Co. (NYSE: GS), where he focused on asset and principal financings and advisory services with his clients, which included specialty finance, auto and equipment finance and leasing companies of various sizes. Prior to joining Goldman Sachs & Co., Mr. Gitler worked at Merrill Lynch & Co., where he held several positions in its investment banking and capital markets groups focused on asset and lease financing and securitization. Mr. Gitler received a Bachelor of Science degree in finance from the Pennsylvania State University and an MBA from Wharton Business School, at the University of Pennsylvania. Mr. Gitler’s extensive executive, managerial and leadership experience and his business acumen and experience make him a valuable addition to the Board.

Mr. Gitler was appointed to the Board in connection with that certain Investor Rights Agreement dated March 6, 2015 (the “Waterfall Investor Rights Agreement”), entered into by the Company, certain stockholders and several affiliates of Waterfall (the “Waterfall Funds”) in connection with the Waterfall Funds’ purchase of the Company’s Common Stock. Pursuant to the Waterfall Investor Rights Agreement, so long as the Waterfall Funds and their affiliate transferees beneficially own at least 10% of issued and outstanding Common Stock, Waterfall shall have the right to nominate one director to the Board. For more information regarding the Waterfall Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on March 12, 2015.

T. Scott King, age 65, has been a director since November 2014. From April 2014 through September 2014, Mr. King served as Interim Chief Executive Officer of Gordmans Stores, Inc. (NASD: GMAN), an Omaha, NE-based apparel and home décor retailer with approximately 100 stores. Mr. King has also served as Chairman of the Board of Gordmans Stores, Inc. From 2003 through 2014, Mr. King served as Senior Managing Director of Operations of Sun Capital Partners, a Boca Raton-based private equity firm with in excess of $10 billion assets under management. From 1999 through 2003, he served as President and Chief Executive Officer of Waterlink Inc., an Ohio-based, international provider of water and waste water solutions. Prior to his tenure at Waterlink Inc., Mr. King was employed for approximately 20 years with Sherwin-Williams Company, an international manufacturer and retailer of paint and coatings. Mr. King has served on the Board of Directors of The Limited, ShopKo, Furniture Brands Inc. and Boston Market. He also served on the Board of Advisors of State University of New York at Oswego, School of Business, where he received his Bachelor of Arts in Business. Mr. King brings to the Board his financial and business experience as well as serving as a director on various boards of directors of public entities, making him an ideal candidate to serve as an independent director and as a financial expert on the Board.

Carl Pradelli, age 51, has been a director since July 2014. Since 2002, Mr. Pradelli has served as President, CEO, co-founder and a director of Nature City LLC, a developer and direct-to-consumer marketer of premium dietary supplements. Nature City LLC principally markets via direct mail and e-commerce channels. From 2002 through 2011, Mr. Pradelli also served as President, CEO and co-founder of Advanced Body Care Solutions, a marketer of health and beauty products using direct response television. Previously, he served as Senior Vice President of the investment banking firm Donaldson, Lufkin & Jenrette, which was acquired in 2000 by Credit Suisse First Boston. From 1999 to 2004, Mr. Pradelli served as a director of Duane Reade, Inc. and on its compensation and governance committees. Mr. Pradelli received an MBA from Wharton Business School at the University of Pennsylvania and a Bachelors of Science in Finance and Accounting from Stern School of Business at New York University. Mr. Pradelli brings to the Board his financial and business experience as well as his experience serving as a public company director, making him an ideal candidate to serve as an independent director and as a financial expert on the Board.

Katherine Verner, age 49, has been a director since November 2016. Ms. Verner is a Senior Vice President and Portfolio Manager at PIMCO focused on the oversight of private equity investments within the firm’s alternative investment complex. Ms. Verner has over 25 years of experience in finance and real estate investing for private equity funds, including Oaktree Capital, ORIX and Goldman Sachs/Whitehall. Prior to joining PIMCO, she was a Managing Director of a start-up NPL platform in Europe for Oaktree Capital and Chief Operating Officer of two corporate finance companies, Goldman Sachs Specialty Lending Group and ORIX Finance, and Director of Executive Operations for Goldman Sach’s international asset management platform. Ms. Verner received a Bachelor of Science degree from Texas A&M University and a Masters in Real Estate from the University of Denver. Ms. Verner’s executive and finance experience make her a valuable addition to the Board.

Ms. Verner was appointed to the Board pursuant to the B2 FIE Investor Rights Agreement. For more information regarding the B2 FIE Investor Rights Agreement, please refer to our Form 8-K filed with the SEC on June 13, 2016.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Set forth below is background information relating to our executive officers:

Name	Age	Position
Brad Bernstein	52	Chief Executive Officer, President, Chairman of the Board and Co-Founder
H. Russell Heiser	43	Chief Financial Officer
Ravi Radhakrishnan	38	Chief Risk Officer

Brad Bernstein is discussed above under Information Concerning Directors and Nominees for Director.

Russ Heiser has served as our Chief Financial Officer since December 2015. From July 2015 to December 2015, Mr. Heiser served as a consultant to the Company. From 2008 to 2015, Mr. Heiser served as an advisor to family offices in South Florida. In this role, Mr. Heiser focused on venture capital and private equity investments and was responsible for sourcing, financial analysis, transaction execution and management of portfolio companies across a variety of sectors. From 2004 to 2008, Mr. Heiser was an Executive Director in the Investment Banking Division at UBS in New York and, from 2001 to 2004, was an Associate in the Investment Banking Division at Bear, Stearns & Co. in New York. Mr. Heiser received his BS in Accounting from the University of Richmond and an MBA from Columbia Business School. Over the course of his career, Mr. Heiser has earned both CPA and CFA designations.

Ravi Radhakrishnan has served as our Chief Risk Officer since February 2016 and has been appointed as an executive officer of the Company effective April 1, 2018. In his role, Mr. Radhakrishnan manages the Company’s underwriting and lease portfolio strategies and heads the Company’s data science team. From 2012 to 2016, Mr. Radhakrishnan led credit valuations strategy for Bank of America’s card division as a Senior Vice President. There, he helped implement profitability-driven underwriting across the risk segments and products for its multi-billion dollar consumer portfolio asset. Previously, he managed the Decision Insights group for JPMorgan Chase Bank to drive growth through advanced analytics. Before that, he spent a decade at Capital One and HSBC Banks managing their customer acquisition programs for direct channels. Mr. Radhakrishnan received his MS in Industrial & Systems Engineering from Virginia Tech and BS in Engineering from Regional Engineering College in India.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

The Board of Directors has determined that each of Mr. Allen, Mr. Ballen, Mr. King, Mr. Pradelli and Ms. Verner is an independent director within the meaning of the director independence standards of The NASDAQ Stock Market (“NASDAQ”). Furthermore, the Board has determined that all of the members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are independent within the meaning of the director independence standards of NASDAQ and the rules of the SEC applicable to each such committee.

Board Leadership Structure

We have a Chairman of the Board who presides at all meetings of the Board. Currently, Mr. Bernstein serves as the Chairman of the Board, President and Chief Executive Officer. FlexShopper has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. Our bylaws permit these positions to be held by the same person, and the Board believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and Chief Executive Officer based on our circumstances. The Board has determined that it is appropriate for Mr. Bernstein to serve as both Chairman and Chief Executive Officer because combining the roles of Chairman and Chief Executive Officer: (1) enhances the alignment between the Board and management in strategic planning and execution as well as operational matters, (2) avoids the confusion over roles, responsibilities and authority that can result from separating the positions, and (3) streamlines board process in order to conserve time for the consideration of the important matters the Board needs to address. Further, five of our seven current Board members have been deemed to be independent by our Board; therefore, we believe our Board structure provides sufficient independent oversight of our management. The Board has not named a lead independent director.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board, or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairman of the Board, the entire Board of Directors, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Policies Regarding Director Nominations

The Board of Directors has adopted a policy concerning director nominations reflected in the charter of the Corporate Governance and Nominating Committee, a copy of which is available at http://investors.flexshopper.com/. Set forth below is a summary of certain provisions of this policy.

Director Qualifications

The Corporate Governance and Nominating Committee is responsible for, among other things: (1) recommending to the Board persons to serve as members of the Board and as members of and chairpersons for the committees of the Board, (2) considering the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assisting the Board in evaluating the Board’s and its committee’s performance, (4) advising the Board regarding the appropriate board leadership structure for the Company, (5) reviewing and making recommendations to the Board on corporate governance, and (6) reviewing the size and composition of the Board and recommending to the Board any changes it deems advisable.

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or have achieved a high level of distinction in their chosen fields. The Board is particularly interested in maintaining a composition that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital markets industries. In evaluating nominations to the Board, our Board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting nominees for election to the Board by the stockholders. The Board delegates the selection process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and management may be requested to take part in the process as appropriate. Generally, the Corporate Governance and Nominating Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by other directors or stockholders, or through such other methods as the Corporate Governance and Nominating Committee deems appropriate. Once candidates have been identified, the Corporate Governance and Nominating Committee confirms that the candidates meet the qualifications for director nominees established by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the Corporate Governance and Nominating Committee deems to be helpful in the evaluation process. The Corporate Governance and Nominating Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Corporate Governance and Nominating Committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Mr. Ballen, Mr. Gitler and Ms. Verner were each appointed to the Board in connection with investor rights agreements, as further described in such director’s biographical information under the section of this proxy statement titled “Information Concerning Directors and Nominees for Director.”

Procedures for Recommendation of Director Nominees by Stockholders

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted stockholder recommendations for director candidates. To submit a recommendation to the Corporate Governance and Nominating Committee for director nominee candidates, a stockholder must make such recommendation in writing and include:

•         as to the stockholder making the recommendation and the beneficial owner, if any, on whose behalf the nomination is made:

•         the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

•         the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner;

•         a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee;

•         a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company;

•         a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

•         a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and

•         any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•         as to each person whom the stockholder proposes to nominate for election as a director:

•         all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•         such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•         why such recommended person meets our criteria and would be able to fulfill the duties of a director.

Recommendations must be sent to the Chairperson of the Corporate Governance and Nominating Committee, c/o Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431. The Secretary must receive any such recommendation for nomination not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that with respect to a special meeting of stockholders called by us for the purpose of electing directors to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 120th day prior to such special meeting nor later than the later of (1) the close of business on the 90th day prior to such special meeting or (2) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. We will promptly forward any such nominations to the Corporate Governance and Nominating Committee. Once the Corporate Governance and Nominating Committee receives a recommendation for a director candidate, such candidate will be evaluated in the same manner as other candidates and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Each director is encouraged to attend the annual meeting of stockholders in person. Our last annual meeting of stockholders was held on May 10, 2017. All of our directors attended last year’s annual meeting.

Code of Ethics for Senior Financial Officers

We have in place a Code of Ethics for Senior Financial Officers (the “Code of Ethics”), which applies to the Company’s executive officers (collectively, “Senior Financial Officers”) and is designed to deter wrongdoing and to promote honest and ethical conduct, proper disclosure of financial information and compliance with applicable laws, rules and regulations among the Senior Financial Officers. A current copy of the Code of Ethics is available in our public filings with the SEC. We intend to disclose any amendments to or waivers of a provision of the Code of Ethics by posting such information on our website available at http://investors.flexshopper.com/ and/or in our public filings with the SEC.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

Our bylaws state that the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution of the Board. The number of directors currently fixed by our Board is seven.

Our Board of Directors met four times during the year ended December 31, 2017. No director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2017 held during the period for which he or she was a director.

Committees

The Board of Directors currently has standing Audit, Compensation, and Corporate Governance and Nominating Committees. The Board and each standing committee retains the authority to engage its own advisors and consultants. Each standing committee has a charter that has been approved by the Board of Directors. A copy of each committee charter is available at http://investors.flexshopper.com/. Each committee reviews the appropriateness of its charter annually or at such other intervals as such committee determines.

The following table sets forth the current members of the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board:

Name	Audit	Compensation	Corporate Governance and Nominating
James Allen	Chair	X	X
T. Scott King	X	Chair	X
Carl Pradelli	X	X	Chair

Audit Committee. Our Audit Committee consists of Mr. Allen, Mr. King, and Mr. Pradelli. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ director independence standards and applicable rules of the SEC for audit committee members. The Board of Directors has elected Mr. Allen as Chairperson of the Audit Committee and has determined that he qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information. The Audit Committee (1) reviews, monitors and reports to the Board of Directors on the adequacy of the Company’s financial reporting process and system of internal controls over financial reporting, (2) has the ultimate authority to select, evaluate and replace the independent auditor and is the ultimate authority to which the independent auditors are accountable, (3) in consultation with management, periodically reviews the adequacy of the Company’s disclosure controls and procedures and approves any significant changes thereto, (4) provides the audit committee report for inclusion in our proxy statement for our annual meeting of stockholders and (5) recommends, establishes and monitors procedures for the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee was formed in March 2016 and met four times in 2017.

Compensation Committee. Our Compensation Committee presently consists of Mr. Allen, Mr. King and Mr. Pradelli, each of whom is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of the Compensation Committee is an independent director within the meaning of NASDAQ’s director independence standards. Mr. King serves as Chairperson of the Compensation Committee. The Compensation Committee (1) discharges the responsibilities of the Board of Directors relating to the compensation of our directors and executive officers, (2) oversees the Company’s procedures for consideration and determination of executive and director compensation, and reviews and approves all executive compensation, and (3) administers and implements the Company’s incentive compensation plans and equity-based plans. The Compensation Committee was formed in March 2016 and met four times in 2017.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee consists of Mr. Allen, Mr. King and Mr. Pradelli. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director within the meaning of the NASDAQ director independence standards and applicable rules of the SEC. Mr. Pradelli serves as Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee (1) recommends to the Board of Directors persons to serve as members of the Board of Directors and as members of and chairpersons for the committees of the Board of Directors, (2) considers the recommendation of candidates to serve as directors submitted from the stockholders of the Company, (3) assists the Board of Directors in evaluating the performance of the Board of Directors and the Board committees, (4) advises the Board of Directors regarding the appropriate board leadership structure for the Company, (5) reviews and makes recommendations to the Board of Directors on corporate governance and (6) reviews the size and composition of the Board of Directors and recommends to the Board of Directors any changes it deems advisable. The Corporate Governance and Nominating Committee was formed in March 2016 and met twice in 2017.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from the Company’s head of compliance and Chief Financial Officer regarding the most significant risks facing the Company. These risks include, without limitation, the following:

•         risks and exposures associated with strategic, financial and execution risks and other current matters that may present a material risk to our operations, plans, prospects or reputation;

•         risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters;

•         risks and exposures relating to corporate governance, and management and director succession planning; and

•         risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of James Allen, T. Scott King and Carl Pradelli. None of the current or former members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by The NASDAQ Stock Market and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and has discussed them with both management and EisnerAmper LLP (“EisnerAmper”), the Company’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with EisnerAmper their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered and discussed the compatibility of non-audit services provided by EisnerAmper with that firm’s independence.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report.

Respectfully submitted by the Audit Committee.

THE AUDIT COMMITTEE:

James Allen, Chair
T. Scott King
Carl Pradelli

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included base salary and long-term equity compensation in the form of stock options.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2017 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2017 (collectively, “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	TOTAL ($)
Brad Bernstein	2017	300,000	50,000	15,504	26,170	391,675
CEO and President	2016	265,000	25,000	7,323	27,903	325,226

Russ Heiser	2017	237,000	35,000	15,002	10,992	297,994
CFO	2016	205,000	51,700	21,634	500	278,834

Marc Malaga	2017(3)	126,058	—	12,040	22,422	160,520
EVP of Operations	2016	195,000	20,000	5,755	21,979	242,734

____________

(1)      FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair value of the stock options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and to then expense that value over the service period over which the stock options become vested. As a general rule, for time-in-service-based stock options, FlexShopper will immediately expense any stock option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the stock options. For a description of Topic 718 and the assumptions used in determining the value of the stock options under the Black-Scholes model of valuation, see the Notes to our audited financial statements included in our Annual Report on Form 10-K.

(2)      The amounts set forth in this column consist of (i) automobile provisions, (ii) consulting fees, (iii) medical costs not covered by the Company’s insurance, and (iv) health and life insurance payments.

(3)      Represents a partial year of employment. Mr. Malaga’s employment ended on July 27, 2017.

Outstanding Equity Awards at December 31, 2017

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2017.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brad Bernstein	25,000	—		6.20	3/23/2019
	25,000	—		1.70	3/20/2022
	25,000	—		7.00	3/24/2024
	4,167	8,333	(1)	5.70	3/1/2026
		20,000	(2)	4.26	5/10/2027

Russ Heiser	10,000	—		5.00	10/09/2025
	10,000	—		5.00	12/01/2025
		15,000	(2)	4.26	5/10/2027

Marc Malaga	25,000	—		7.00	3/24/2024
	3,333	6,667	(3)	5.70	3/1/2026
	—	15,000	(4)	4.26	5/10/2027

____________

(1)      Reflects options granted under our 2015 Omnibus Equity Compensation Plan on March 1, 2016. Unvested options vest in two equal annual installments beginning on March 31, 2018.

(2)      Reflects options granted under our 2015 Omnibus Equity Compensation Plan on May 10, 2017. Unvested options vest in three equal annual installments beginning on May 10, 2018.

(3)      Reflects options granted under our 2015 Omnibus Equity Compensation Plan on March 1, 2016. Unvested options vested on January 1, 2018.

(4)      Reflects options granted under our 2015 Omnibus Equity Compensation Plan on May 10, 2017. Unvested options vested on January 1, 2018.

Employment Agreements and Change of Control Arrangements

The following is a summary of the employment and change of control arrangements with our named executive officers.

Brad Bernstein Employment Agreement

On January 31, 2007, we entered into an employment agreement to retain the services of Brad Bernstein as President. Mr. Bernstein currently serves as President and Chief Executive Officer of the Company. In March 2017, the Board approved an increase in Mr. Bernstein’s salary to $300,000. The Board may periodically review Mr. Bernstein’s base salary and may determine to increase (but not decrease) the base salary, in accordance with such policies as FlexShopper may hereafter adopt from time to time, if it deems appropriate. The following summarizes Mr. Bernstein’s employment agreement.

•         The Agreement shall be automatically renewed for additional one-year terms unless either party notifies the other, in writing, at least 60 days prior to the expiration of the term, of such party’s intention not to renew the Agreement. In December 2016, the Agreement renewed for one additional year through the close of business on January 31, 2018;

•         Mr. Bernstein is required to devote his full business time and efforts to the business and affairs of FlexShopper. Mr. Bernstein is entitled to indemnification to the full extent permitted by law. Mr. Bernstein is subject to provisions relating to non-competition and nonsolicitation of employees and customers during the term of the Agreement and for a specified period thereafter (other than for termination without cause or by Mr. Bernstein for good reason);

•         Mr. Bernstein is entitled to participate in our benefit and other compensatory or non-compensatory plans that are available to similarly situated executives of FlexShopper and is entitled to be reimbursed for up to $25,000 of medical costs not covered by FlexShopper’s health insurance per year

•         FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Bernstein with disability insurance benefits of at least 60% of his gross base salary per month. In the event of Mr. Bernstein’s disability, Mr. Bernstein and his family shall continue to be covered by all of our executive welfare benefit plans at our expense, to the extent such benefits may, by law, be provided, for the lesser of the term of such disability and 24 months, in accordance with the terms of such plans; and

•         FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Bernstein with life insurance benefits in the amount of at least $500,000. In the event of Mr. Bernstein’s death, his family shall continue to be covered by all of our executive welfare benefit plans, at our expense, to the extent such benefits may, by law, be provided, for 12 months following Mr. Bernstein’s death in accordance with the terms of such plans.

Termination of Employment

Mr. Bernstein’s employment with FlexShopper may be terminated by mutual agreement. The following description summarizes his severance pay (exclusive of base salary, car allowances and benefits due up to the date of termination), if any, in the event of termination (other than by mutual agreement) and the treatment of his options:

Termination for Cause. In the event of any termination for Cause (as defined in the agreement), Mr. Bernstein shall not receive any severance pay and any and all stock options granted to him shall terminate according to their terms of grant with any such vested options being exercisable for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant.

Termination for Disability or Death. In the event of termination for Disability (as defined in the agreement) or death, Mr. Bernstein shall receive all bonuses then earned, six months’ severance pay in the case of death, and the acceleration of certain options. Such options may be exercised for the longer of (i) 12 months from the date of the date of termination and (ii) the exercise term of each relevant option grant.

Termination without Cause. Mr. Bernstein’s employment with FlexShopper may be terminated by us, in the absence of Cause, and by Mr. Bernstein for Good Reason (as defined in the agreement, including upon a change of control of the Company). In such event, Mr. Bernstein shall receive 12 months’ severance pay, targeted bonuses, continuation of certain benefits and full vesting of all options. Such options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant.

Voluntary Resignation. Mr. Bernstein’s employment with FlexShopper may be terminated by him without Good Reason. In such event, Mr. Bernstein shall not receive any severance pay and unless termination occurs in the first year of employment, all vested options shall be retained by him for the full exercise term of each relevant option.

Option Grants

Mr. Bernstein is eligible to receive stock options and other compensation as determined at the discretion of the board. See the section captioned “Outstanding Equity Awards at December 31, 2017” above for a description of outstanding options granted to Mr. Bernstein.

Russ Heiser Employment Agreement

On December 1, 2015, we entered into an employment agreement to retain the services of Russ Heiser as Chief Financial Officer of the Company. In March 2017, the Board approved an increase in Mr. Heiser’s salary to $237,000. The Board may periodically review Mr. Heiser’s base salary and may determine to increase (but not decrease) the base salary, in accordance with such policies as FlexShopper may hereafter adopt from time to time, if it deems appropriate. The following summarizes Mr. Heiser’s employment agreement.

•         The Agreement shall be automatically renewed for additional one-year terms unless either party notifies the other, in writing, at least 60 days prior to the expiration of the term, of such party’s intention not to renew the Agreement;

•         Mr. Heiser is required to devote his full business time and efforts to the business and affairs of FlexShopper. Mr. Heiser is entitled to indemnification to the full extent permitted by law. Mr. Heiser is subject to provisions relating to non-compete (other than in the event of any termination by the Company without cause or by Mr. Heiser for good reason) and non-solicitation of employees and customers during the term of the Agreement and for a specified period thereafter;

•         Mr. Heiser is entitled to participate in our benefit and other compensatory or non-compensatory plans that are available to similarly situated executives of FlexShopper and is entitled to be reimbursed for up to $25,000 of medical costs not covered by FlexShopper’s health insurance per year;

•         FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Heiser with disability insurance benefits of at least 60% of his gross base salary per month. In the event of Mr. Heiser’s disability, Mr. Heiser and his family shall continue to be covered by all of our employee welfare benefit plans at our expense, to the extent such benefits may, by law, be provided, for the lesser of the term of such disability and 24 months, in accordance with the terms of such plans; and

•         FlexShopper shall, to the extent such benefits can be obtained at a reasonable cost, provide Mr. Heiser with life insurance benefits in the amount of at least $500,000. In the event of Mr. Heiser’s death, his family shall continue to be covered by all of our executive welfare benefit plans, at our expense, to the extent such benefits may, by law, be provided, for 12 months following Mr. Heiser’s death in accordance with the terms of such plans.

Termination of Employment

Mr. Heiser’s employment with FlexShopper may be terminated by mutual agreement. The following description summarizes his severance pay (exclusive of base salary, car allowances and benefits due up to the date of termination), if any, in the event of termination (other than by mutual agreement) and the treatment of his options:

Termination for Cause. In the event of any termination for Cause (as defined in the agreement), Mr. Heiser shall not receive any severance pay and any and all stock options granted to him shall terminate according to their terms of grant with any such vested options being exercisable for the shorter of (i) 90 days from the date of termination and (ii) the exercise term of each relevant option grant.

Termination for Disability or Death. In the event of termination for Disability (as defined in the agreement) or death, Mr. Heiser shall receive all bonuses then earned, six months’ severance pay in the case of death, and the acceleration of certain options. Such options may be exercised for the longer of (i) 12 months from the date of the date of termination and (ii) the exercise term of each relevant option grant.

Termination without Cause. Mr. Heiser’s employment with FlexShopper may be terminated by us, in the absence of Cause, and by Mr. Heiser for Good Reason (as defined in the agreement, including upon a change in control of the Company). In such event, Mr. Heiser shall receive 12 months’ severance pay, plus targeted bonuses, continuation of certain benefits and full vesting of all options. Such options may be exercised for the longer of (i) 12 months from the date of termination and (ii) the exercise term of each relevant option grant.

Voluntary Resignation. Mr. Heiser’s employment with FlexShopper may be terminated by him without Good Reason. In such event, Mr. Heiser shall not receive any severance pay and all vested options shall be retained by him for the full exercise term of each relevant option. Any such vested options would continue to be exercisable for the full exercise term of each relevant option grant.

Option Grant

Pursuant to his employment agreement, on December 1, 2015, Mr. Heiser was granted an option to purchase 10,000 shares of Common Stock of the Company with the exercise price based on the closing share price as of December 1, 2015. The option vested and became exercisable as follows: (i) one-third on the six month anniversary of the grant date; (ii) one-third on the one-year anniversary of the grant date and (iii) one-third on the two-year anniversary of the grant date.

Director Compensation

Independent directors who are not employees of the Company or any subsidiary of the Company and have not been appointed to the Board in connection with an Investor Rights Agreement (“Non-Employee Directors”), receive an annual retainer in the amount of $30,000, an additional cash retainer of $2,500 if the member serves on a committee, and an additional $5,000 if the member chairs a committee, all paid quarterly in arrears, as well as options to purchase 6,000 shares of common stock on the first trading day following December 31 of each year.

The following table sets forth information with respect to compensation earned by or awarded to each of our Non-Employee Directors who served on our Board during the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
James Allen	$40,000	$21,950	$61,950
T. Scott King	$40,000	$8,874	$48,807
Carl Pradelli	$40,000	$8,874	$48,807

____________

(1)      FASB ASC Topic 718 requires FlexShopper to determine the overall full grant date fair market value of the options as of the date of grant based upon the Black-Scholes method of valuation, which total amounts are set forth in the table above, and then to expense that value over the service period over which options become exercisable. As a general rule, for time-in-service-based options, FlexShopper will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description of Topic 718 and the assumptions used in determining the value of the options under the Black-Scholes method of valuation, see the notes to the consolidated financial statements included our Annual Report on Form 10-K.

The following table shows the number of shares subject to vested option awards held by each Non-Employee Director as of December 31, 2017:

Name	Shares Subject to Outstanding Stock Option Awards (#)
James Allen	12,000
T. Scott King	24,000
Carl Pradelli	24,000

Mr. Ballen, Mr. Bernstein, Mr. Gitler and Ms. Verner receive no compensation for their service on the Board.

PROPOSAL 2 — Approval, on a non-binding advisory basis, OF the compensation paid to our named executive officers

We are providing our stockholders, in accordance with Section 14A of the Exchange Act, with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Compensation and Other Information Concerning Directors and Officers” section beginning on page 16, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

By approving this proposal, our stockholders will approve the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders, is hereby approved.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of a majority of the votes cast on the matter is required to approve the foregoing resolution. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR Proposal 2.

PROPOSAL 3 — Approval of the FlexShopper, Inc. 2018
OMNIBUS equity compensation PLAN

On March 1, 2018, the Board adopted, subject to stockholder approval, the FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan (the “2018 Plan”). If the 2018 Plan is approved by our stockholders, approximately 1,057,000 shares of Company common stock will be available for issuance under the 2018 Plan, consisting of 750,000 shares authorized for issuance under the 2018 Plan and 307,000 shares currently available for issuance under our Prior Plans (defined below). We currently maintain the FlexShopper, Inc. 2007 Omnibus Equity Compensation Plan (formerly known as the BTHC XI, Inc. 2007 Omnibus Equity Compensation Plan) (the “2007 Plan”), under which currently 242,900 shares of Company common stock are subject to outstanding awards and no shares of Company common stock remain available for issuance, and the FlexShopper, Inc. 2015 Omnibus Equity Compensation Plan (the “2015 Plan” and, together with the 2007 Plan, the “Prior Plans”), under which currently 93,000 shares of Company common stock are subject to outstanding awards and 307,000 shares of Company common stock are available for issuance. If the 2018 Plan is approved by our stockholders, it will replace the Prior Plans and no new awards will be granted under the Prior Plans. Any awards outstanding under the Prior Plans on the date of stockholder approval of the 2018 Plan will remain subject to and be paid under the 2007 Plan or 2015 Plan, as applicable, and any shares available for issuance under the 2015 Plan and any shares subject to outstanding awards under the Prior Plans that subsequently cease to be subject to such awards (other than by reason of settlement of the awards in shares) will automatically become available for issuance under the 2018 Plan.

The Board recommends that stockholders approve the 2018 Plan. The purpose of the 2018 Plan is to enhance the Company’s ability to attract and retain qualified officers, nonemployee directors, employees, consultants, and advisors, and to motivate those individuals to serve the Company and to improve the business results and earnings of the Company, by providing to such individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. The 2018 Plan also allows the Company to promote greater ownership in the Company by our service providers in order to align their interests more closely with the interests of the Company’s stockholders. Stockholder approval of the 2018 Plan will also enable the Company to grant incentive stock options (“ISOs”) under the 2018 Plan that are designed to qualify for special tax treatment under Internal Revenue Code (the “Code”) Section 422.

Corporate Governance Aspects of 2018 Plan

The 2018 Plan has been designed to include a number of provisions that promote sound corporate governance practices by reinforcing the alignment between incentive compensation arrangements for eligible plan participants and our stockholders’ interests. These provisions include, but are not limited to, the following:

•         Clawback. Plan awards are subject to clawback under any applicable Company clawback policy and all applicable laws requiring the clawback of compensation.

•         Forfeiture upon Cause Termination. All plan awards held by a participant may be forfeited upon the participant’s termination for “cause” (as defined in the 2018 Plan).

•         No Discounted Stock Options or Stock Appreciation Rights (“SARs”). Stock options and SARs generally may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•         No Repricing without Stockholder Approval. The plan specifically prohibits the repricing of options or SARs without stockholder approval.

•         Limitation on Terms of Stock Options and SARs. The maximum term of each stock option and SAR is 10 years.

•         No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•         No Evergreen Provision. The plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance will be automatically replenished.

•         No Automatic Grants. The plan does not provide for automatic grants to any participant.

•         No Tax Gross-Ups. The plan does not provide for any tax gross-ups.

•         Dividends. We do not pay dividends or dividend equivalents on stock options, SARs, or unearned performance awards under the plan.

•         Multiple Award Types. The plan permits the issuance of nonqualified stock options, ISOs, SARs, restricted stock units (“RSUs”), restricted shares, and other types of equity grants, subject to the share limits of the plan, as well as cash awards, as further described under “Types of Awards” below. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax, and other standards applicable at the time of grant. Historically, these standards have changed over time.

•         Independent Oversight. The plan is administered by a committee of independent Board members.

Summary of 2018 Plan

The principal features of the 2018 Plan are summarized below. The following summary of the 2018 Plan does not purport to be a complete description of all of the provisions of the 2018 Plan. It is qualified in its entirety by reference to the complete text of the 2018 Plan, which is attached to this proxy statement as Appendix A.

Eligibility

Awards may be granted under the 2018 Plan to officers, employees, nonemployee directors, consultants, and advisors of the Company and its affiliates. ISOs may be granted only to employees of the Company or its subsidiaries. As of March 5, 2018, approximately 140 individuals would have been eligible to receive awards under the 2018 Plan (based on the flexible definition of eligible participant in the 2018 Plan), including three executive officers and six nonemployee directors. However, the Company historically has granted awards under its equity compensation plans to a total of approximately 10-15 employees and directors, in the aggregate, in any given fiscal year.

Administration

The 2018 Plan may be administered by the Board or the Compensation Committee. The Board has delegated to the Compensation Committee the authority to administer the 2018 Plan. The Compensation Committee, in its discretion, selects the individuals to whom awards may be granted, the time or times at which such awards are granted, and the terms and conditions of such awards.

Number of Authorized Shares

The number of shares of common stock authorized for issuance under the 2018 Plan will be 1,057,000 shares (assuming 307,000 shares of Company common stock available for issuance under the 2015 Plan become available for issuance under the 2018 Plan), representing 10.5% of the Company’s common stock outstanding as of December 31, 2017, including shares issuable under equity plans and shares issuable upon conversion or exercise of outstanding warrants and convertible securities. Stockholders will be approving this share limit as part of the approval of this Proposal 3. In addition, as of the date of stockholder approval of the 2018 Plan, any awards then outstanding under the Prior Plans will remain subject to and be paid under the applicable Prior Plan and any shares available for issuance under the 2015 Plan and any shares then subject to outstanding awards under the Prior Plans that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2018 Plan. Up to 1,000,000 shares may be granted as ISOs under the 2018 Plan. Stockholders will be approving this ISO limit as part of the approval of this Proposal 3. The shares of common stock issuable under the 2018 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

If any award is cancelled, terminates, expires, or lapses for any reason prior to the issuance of shares or if shares are issued under the 2018 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares will not count against the aggregate number of shares of common stock available for grant under the 2018 Plan. In addition, the following items will not count against the aggregate number of shares of common stock available for grant under the 2018 Plan: (1) the payment in cash of dividends or dividend equivalents under any outstanding award, (2) any award that is settled in cash rather than by issuance of shares of common stock, or (3) awards granted in assumption of or in substitution for awards previously granted by an acquired company.

Adjustments

Changes in Common Stock. If (1) the number of outstanding shares of Company common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in the shares effected without receipt of consideration by the Company occurring after the effective date of the 2018 Plan or (2) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, then (A) the number and kinds of shares for which grants of 2018 Plan awards may be made, (B) the number and kinds of shares for which outstanding awards may be exercised or settled, and (C) the performance goals relating to outstanding awards will be equitably adjusted by the Company. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which 2018 Plan awards are outstanding and the purchase prices of outstanding options and SARs will be equitably adjusted.

Effect of Certain Transactions. Except as otherwise provided in an award agreement, in the event of a “corporate transaction” (as defined in the 2018 Plan), the 2018 Plan and the awards under it will continue in effect in accordance with their respective terms, except that after a corporate transaction either (1) each outstanding award will be treated as provided for in the agreement entered into in connection with the corporate transaction or (2) if not so provided in such agreement, each grantee will be entitled to receive for each share subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property, or other consideration that each Company stockholder was entitled to receive in the corporate transaction for one share. However, unless otherwise determined by the Board, such stock, securities, cash, property, or other consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before the corporate transaction. Without limiting the generality of the foregoing, the treatment of outstanding options and SARs under this paragraph for a corporate transaction where the consideration paid or distributed to our stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon the corporate transaction as long as, at the election of the Board, (A) the holders of affected options and SARs have been given a period of at least 15 days before the date of the consummation of the corporate transaction to exercise the options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to our stockholders in the corporate transaction over the exercise price.

Types of Awards

The 2018 Plan permits the granting of any or all of the following types of awards:

•         Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Compensation Committee may grant either ISOs, which must comply with Code Section 422, or nonqualified stock options. The Compensation Committee sets exercise prices of stock options, except that options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). At the time of grant, the Compensation Committee also determines the other terms and conditions of stock options, including the quantity, vesting periods, term (which cannot exceed 10 years), and other conditions on exercise.

•         Stock Appreciation Rights. The Compensation Committee may grant SARs, as a right in tandem with the number of shares underlying stock options granted under the 2018 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price of a freestanding SAR is determined by the Compensation Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot exceed 10 years, and the term of a tandem SAR cannot exceed the term of the related stock option.

•         Restricted Shares, RSUs, and Other Stock-Based Awards. The Compensation Committee may grant restricted shares, which are shares of our common stock subject to specified restrictions, and RSUs, which represent the right to receive shares of our common stock in the future. These awards may be made subject to repurchase, forfeiture, or vesting restrictions at the Compensation Committee’s discretion. The restrictions may be based on continuous service with the Company or the attainment of specified performance goals, as determined by the Compensation Committee. RSUs may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee. The Compensation Committee may also grant other types of equity or equity-based awards subject to the terms and conditions of the 2018 Plan and any other terms and conditions determined by the Compensation Committee.

•         Performance Awards. The Compensation Committee may grant performance awards, which entitle participants to receive a payment from the Company, the amount of which is based on the attainment of performance goals established by the Compensation Committee over a specified award period. Performance awards may be denominated in shares of our common stock or in cash, and may be paid in stock or cash or a combination of stock and cash, as determined by the Compensation Committee.

Clawback

All cash and equity awards granted under the 2018 Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies adopted by the Company to implement such requirements, and any other compensation recovery policies as may be adopted from time to time by the Company.

Section 162(m)

Under Code Section 162(m), we may be prohibited from deducting compensation paid to certain of our executive officers in excess of $1 million per person in any year.

Transferability

2018 Plan awards are not transferable other than by will or the laws of descent and distribution, except that in certain instances where approved by the Compensation Committee transfers may be made to or for the benefit of designated family members of the participant for no value.

Term, Termination and Amendment of the 2018 Plan

Unless earlier terminated by the Board, the 2018 Plan will terminate on, and no further awards may be granted after, April 26, 2028 (the date that is ten years after stockholder approval of the 2018 Plan). The Board may amend, suspend, or terminate the 2018 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment. The amendment, suspension or termination of the 2018 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.

New Plan Benefits

If the 2018 Plan is approved by our stockholders, there will be approximately 1,057,000 shares available under the 2018 Plan for awards to officers, employees, and nonemployee directors. The benefits to be received by grantees in the normal course under the 2018 Plan cannot be determined at this time because grants under the 2018 Plan are made at the discretion of the Compensation Committee.

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans as of December 31, 2017. All outstanding awards relate to our common stock.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	335,900	(1)	$5.61	307,000	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	335,900		$5.61	307,000

____________

(1)      Includes outstanding stock options exercisable for 242,900 shares of common stock issued under our 2007 Omnibus Equity Compensation Plan and outstanding stock options exercisable for 93,000 shares of common stock issued under our 2015 Omnibus Equity Compensation Plan.

(2)      Consists of shares of common stock available for future issuance under our 2015 Omnibus Equity Compensation Plan. No shares of common stock were available for future issuance under our 2007 Omnibus Equity Compensation Plan as of December 31, 2017.

Federal Income Tax Information

The following is a brief summary of the U.S. federal income tax consequences of the 2018 Plan generally applicable to the Company and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an ISO. If a participant exercises an ISO during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an ISO after the later of (1) one year from the date the participant exercised the option or (2) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an ISO before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and ISOs, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Shares, RSUs, and Performance Awards. A participant generally will not have taxable income upon the grant of restricted shares, RSUs, or performance awards. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a participant may instead elect to be taxed at the time of grant.

Other Stock- or Cash-Based Awards. The U.S. federal income tax consequences of other stock- or cash-based awards will depend upon the specific terms and conditions of each award.

Tax Consequences to the Company. In the foregoing cases, we may be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code (specifically, Code Section 162(m)).

Code Section 409A. We intend that awards granted under the 2018 Plan will comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2018 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2018 Plan until all tax withholding obligations are satisfied.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of the majority a majority of the votes cast on the matter is required to approve the foregoing proposal. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR Proposal 3.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are presenting this selection to our stockholders for ratification at the annual meeting.

EisnerAmper audited our financial statements for 2017. Representatives of EisnerAmper are not expected to be present at the 2018 Annual Meeting, will not have the opportunity to make a statement if they so desire, and will not be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed or expected to be billed by EisnerAmper for audit and non-audit services in 2017 and 2016, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table.

Fee Category	2017	2016
Audit Fees(1)	$154,550	$137,500
Audit-Related Fees(2)	$14,600	$15,584
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$169,150	$153,084

____________

(1)      Audit fees include fees for professional services rendered for the audit of our annual statements, quarterly reviews, consents and assistance with and review of documents filed with the SEC.

(2)      Audit-related fees for 2017 include fees for professional services in connection with the Company’s registration statements and audit-related fees for 2016 include fees for diligence-related work in connection with the sale of our Series 2 Preferred Stock, accounting related to our preferred stock, and a review of our accounts receivable.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including audit services and permitted non-audit services, to be pre-approved by the Audit Committee. All audit and permitted non-audit services provided by EisnerAmper during 2017 were pre-approved by the Audit Committee.

Vote Required for Approval

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. If our stockholders fail to ratify the selection of EisnerAmper as the independent registered public accounting firm for 2018, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

Board Recommendation

The Board unanimously recommends that the stockholders vote FOR ratification of the appointment of EisnerAmper as our independent registered public accounting firm for 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2016, our Board of Directors adopted a written policy with regard to related person transactions, which sets forth our procedures and standards for the review, approval or ratification of any transaction required to be reported in our filings with the SEC or in which one of our executive officers or directors has a direct or indirect material financial interest, with limited exceptions. Our policy is that the Corporate Governance and Nominating Committee shall review the material facts of all related person transactions (as defined in the related person transaction approval policy) and either approve or disapprove of the entry into any related person transaction. In the event that obtaining the advance approval of the Corporate Governance and Nominating Committee is not feasible, the Corporate Governance and Nominating Committee shall consider the related person transaction and, if the Corporate Governance and Nominating Committee determines it to be appropriate, may ratify the related person transaction. In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will take into account, among other factors it deems appropriate, whether the related person transaction is on terms comparable to those available from an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Other than as described below, and compensation agreements and other arrangements which are described under the heading “Compensation And Other Information Concerning Directors And Officers” beginning on page 16, in 2017 there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate families had or will have a direct or indirect material interest.

Amendments to Credit Agreement

On January 27, 2017, a wholly-owned indirect subsidiary of FlexShopper (the “Borrower”) entered into a fifth amendment (the “Omnibus Amendment”) to that certain Credit Agreement with Wells Fargo Bank, National Association, as paying agent, various lenders from time to time party thereto and WE 2014-1, LLC, as administrative agent and lender (the “Lender”). The Lender is an entity affiliated with Waterfall Asset Management, LLC a large shareholder of the Company with the right to nominate one director to the Board pursuant to an Investor Rights Agreement. The Omnibus Amendment amended the Credit Agreement to, among other things, extend the Commitment Termination Date (as defined in the Credit Agreement), require the Borrower to refinance the debt under the Credit Agreement upon a Permitted Change of Control (as defined in the Credit Agreement) and modify certain permitted debt and financial covenants.

On January 9, 2018, the Borrower entered into a letter agreement with the Lender to extend the Commitment Termination Date from April 1, 2018 to August 31, 2018.

Commitment Letter and Subordinated Promissory Note

On January 29, 2018, FlexShopper, LLC, a wholly-owned subsidiary of FlexShopper, entered into a letter agreement with Russ Heiser, our Chief Financial Officer, pursuant to which FlexShopper, LLC issued a subordinated promissory note to Mr. Heiser. The letter agreement provides that Mr. Heiser shall make advances to FlexShopper, LLC under the promissory note in an aggregate amount up to $1,000,000. Such amounts may be drawn until July 31, 2018 in one or more advances. As of March 5, 2018, FlexShopper, LLC had drawn $1,000,000 on such note. Payments of principal and accrued interest are due and payable by FlexShopper, LLC upon 30 days’ prior written notice from Mr. Heiser and FlexShopper, LLC can prepay principal and interest at any time without penalty. Amounts outstanding under the promissory note bear interest at a rate equal to 3.00% per annum in excess of the non-default rate of interest from time to time in effect under the Credit Agreement. Obligations under the promissory note are subordinated to obligations under the Credit Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all such filings. Based solely on our review of the copies of the reports that we received and written representations that no other reports were required, we believe that our executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements on a timely basis during 2017.

OTHER BUSINESS

The Board knows of no business that will be presented for consideration at the 2018 Annual Meeting other than those items stated above. If any other business should properly come before the 2018 Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2018

The proxy statement and annual report to stockholders are available at http://www.cstproxy.com/flexshopper/2018.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2017 is available without charge upon written request to: Secretary, FlexShopper, Inc., 2700 North Military Trail, Ste. 200, Boca Raton, Florida 33431.

APPENDIX A

flexshopper, inc.
2018 OMNIBUS EQUITY COMPENSATION PLAN

FlexShopper, Inc. sets forth herein the terms and conditions of its 2018 Omnibus Equity Compensation Plan.

1.       PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants, and Non-Employee Directors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options (nonstatutory and incentive), stock appreciation rights, restricted shares, restricted stock units, other stock-based awards, and cash awards. Any of these awards may—but need not—be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Upon the Effective Date, the Plan replaces, and no further awards may be made under, the Prior Plans.

2.       DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Award” means a grant, under the Plan, of (1) an Option, (2) a Stock Appreciation Right, (3) Restricted Shares, (4) Restricted Stock Units, (5) an Other Stock-based Award, (6) a cash award, or (7) a Substitute Award.

“Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee that evidences and sets out the terms and conditions of an Award.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person shall be deemed to have beneficial ownership of all securities that the Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board” means the Board of Directors of the Company.

“Business Combination” means the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

“Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement: (1) the commission of any act by the Grantee constituting financial dishonesty against the Company or its Affiliates; (2) the Grantee’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality, or harassment that would (A) adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (B) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; (3) the repeated failure by the Grantee to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board; or (4) any material misconduct, violation of Company or Affiliate policy, or willful and deliberate non-performance of duty by the Grantee in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause shall be deemed to include a determination by the Company after the Grantee’s Separation from Service that circumstances existing before the Separation from Service would have entitled the Company or an Affiliate to have terminated the Grantee’s service for Cause. All rights a Grantee has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Grantee, regarding any actual or alleged act or omission by the Grantee of the type described in the applicable definition of Cause.

“Change in Control” means, except as otherwise provided by the Board, the occurrence of any of the following events:

(1)      The acquisition by any Person of Beneficial Ownership of 50% or more of the outstanding voting power; provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (1): (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates; or (D) any acquisition by any corporation under a transaction that complies with clauses (A), (B) and (C) of subparagraph (3) below; or

(2)      Individuals who at the beginning of any two-year period constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company during such two-year period and whose election, or whose nomination for election by the Stockholders, to the Board was either (A) approved by a vote of at least a majority of the directors then comprising the Incumbent Board or (B) recommended by a nominating committee comprised entirely of directors who are then Incumbent Board members shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(3)      Consummation of a Business Combination, unless after the Business Combination: (A) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the outstanding shares and outstanding voting securities immediately before the Business Combination own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company, as the case may be, of the entity resulting from the Business Combination (including an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination, of the outstanding voting securities (provided, however, that for purposes of this clause (A) any shares of common stock or voting securities of such resulting entity received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of outstanding shares or outstanding voting securities immediately before such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting entity); (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from the Business Combination) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the combined voting power of the then outstanding voting securities of such entity resulting from the Business Combination unless such Person owned 50% or more of the outstanding shares or outstanding voting securities immediately before the Business Combination; and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(4)      Approval by the Stockholders of a complete liquidation or dissolution of the Company.

Solely to the extent required by Section 409A, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any Award subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Compensation Committee of the Board or any committee or other person or persons designated by the Board to administer the Plan. The Board shall cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Grantees who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. All references in the Plan to the Board shall mean such Committee or the Board.

“Company” means FlexShopper, Inc., a Delaware corporation.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Consultant” means any person, except an employee or Non-Employee Director, engaged by the Company or any Affiliate, to render personal services to such entity, including as an advisor.

“Corporate Transaction” means a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Affiliates.

“Detrimental Conduct” means, as determined by the Company, the Grantee’s serious misconduct or unethical behavior, including any of the following: (1) any violation by the Grantee of a restrictive covenant agreement that the Grantee has entered into with the Company or an Affiliate (covering, for example, confidentiality, non-competition, non-solicitation, non-disparagement, etc.); (2) any conduct by the Grantee that could result in the Grantee’s Separation from Service for Cause; (3) the commission of a criminal act by the Grantee, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Grantee causing reputational harm to the Company, an Affiliate, or a client or former client of the Company or an Affiliate; (4) the Grantee’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (5) the Grantee’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (6) the Grantee taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or its Affiliates.

“Disability” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company and unless otherwise provided in the applicable Award Agreement, the Grantee is unable to perform each of the essential duties of the Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option after termination of the Grantee’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means [Date], the date of Stockholder approval of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” of a Share as of a particular date means (1) if the Shares are listed on a national securities exchange, the closing price of a Share as quoted on such exchange or other comparable reporting system for the first regular trading day immediately preceding the applicable date, or (2) if the Shares are not then listed on a national securities exchange, the closing price of a Share quoted by an established quotation service for over-the-counter securities for the first trading day immediately preceding the applicable date, or (3) if the Shares are not then listed on a national securities exchange or quoted by an established quotation service for over-the-counter securities, or the value of the Shares is not otherwise determinable, such value as determined by the Board. Notwithstanding the foregoing, if the Board determines that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the applicable Award Agreement. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the applicable securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Grant Date” means the latest to occur of (1) the date as of which the Board approves an Award, (2) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (3) such other date as may be specified by the Board in the Award Agreement.

“Grantee” means a person who receives or holds an Award.

“Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

“Non-Employee Director” means a member of the Board who is not an employee.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares under the Plan.

“Option Price” means the exercise price for each Share subject to an Option.

“Other Stock-based Award” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Shares, and RSUs.

“Performance Award” means an Award made subject to the attainment of performance goals over a performance period established by the Board.

“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.

“Plan” means this FlexShopper, Inc. 2018 Omnibus Equity Compensation Plan.

“Prior Plans” means the FlexShopper, Inc. 2007 Omnibus Equity Compensation Plan (formerly known as the BTHC XI, Inc. 2007 Omnibus Equity Compensation Plan) and the FlexShopper, Inc. 2015 Omnibus Equity Compensation Plan.

“Purchase Price” means the purchase price for each Share under a grant of Restricted Shares.

“Restricted Period” shall have the meaning set forth in Section 10.1.

“Restricted Shares” means restricted Shares awarded to a Grantee under Section 10.

“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Grantee under Section 10.

“SAR Exercise Price” means the per Share exercise price of a SAR granted under Section 9.

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933.

“Separation from Service” means the termination of the applicable Grantee’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company, if a Grantee’s employment or service with the Company or an Affiliate terminates but the Grantee continues to provide services to the Company or an Affiliate in a non-employee director capacity or as an employee, officer, or consultant, as applicable, such change in status shall not be deemed a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Provider” means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.

“Share” means one share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9.

“Stockholder” means a stockholder of the Company.

“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than 50% of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Board as a Subsidiary for purposes of the Plan.

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3.       ADMINISTRATION OF THE PLAN

3.1. General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities have been delegated. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided that the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. The interpretation and construction by the Board of the Plan, any Award, or any Award Agreement shall be final, binding, and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(1)      designate Grantees;

(2)      determine the type or types of Awards to be made to a Grantee;

(3)      determine the number of Shares to be subject to an Award;

(4)      establish the terms and conditions of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(5)      prescribe the form of each Award Agreement; and

(6)      amend, modify, or supplement the terms and conditions of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the U.S. to recognize differences in local law, tax policy, or custom.

To the extent permitted by applicable law, the Board may delegate its authority as identified herein to any individual or committee of individuals (who need not be directors), including the authority to make Awards to Grantees who are not subject to Section 16 of the Exchange Act. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board.

3.2. No Repricing

Notwithstanding any other term or condition of the Plan, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing an Option or SAR to lower its Option Price or SAR Exercise Price; (2) any other action that is treated as a “repricing” under GAAP; and (3) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the actions contemplated in clauses (1), (2), or (3) occur in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (3) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Grantee.

3.3. Separation from Service for Cause; Clawbacks; Detrimental Conduct

3.3.1. Separation from Service for Cause

The Company may annul an Award if the Grantee incurs a Separation from Service for Cause.

3.3.2. Clawbacks

All awards, amounts, or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted before or after the Effective Date, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Grantee’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.3.3. Detrimental Conduct

Except as otherwise provided by the Board, notwithstanding any other term or condition of the Plan, if a Grantee engages in Detrimental Conduct, whether during the Grantee’s service or after the Grantee’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, state law, or otherwise, the Grantee shall forfeit or pay to the Company the following:

(1)      any and all outstanding Awards granted to the Grantee, including Awards that have become vested or exercisable;

(2)      any cash or Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct; and

(3)      the profit realized by the Grantee from the sale, or other disposition for consideration, of any Shares received by the Grantee in connection with the Plan within the 36-month period immediately before the date the Company determines the Grantee has engaged in Detrimental Conduct.

3.4. Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include terms and conditions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred units.

3.5. No Liability

No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.6. Book Entry

Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

4.       shares SUBJECT TO THE PLAN

4.1. Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed the sum of (1) 750,000 and (2) the number of Shares available for the grant of awards as of the Effective Date under the Prior Plans. In addition, Shares underlying any outstanding award granted under a Prior Plan that, after the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plans after the Effective Date. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time.

4.2. Share Counting

4.2.1. General

Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to this Section 4.2. Share-based Performance Awards shall be counted assuming maximum performance results (if applicable) until such time as actual performance results can be determined.

4.2.2. Cash-Settled Awards

Any Award settled in cash shall not be counted as Shares for any purpose under the Plan.

4.2.3. Expired or Terminated Awards

If any Award expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by that Award shall again be available for the grant of Awards.

4.2.4. Payment of Option Price or Tax Withholding in Shares

The full number of Shares with respect to which an Option or SAR is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the Plan, a Grantee pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1. In addition, if in accordance with the Plan, a Grantee satisfies any tax withholding requirement with respect to any taxable event arising as a result of the Plan by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1. Any Shares repurchased by the Company with cash proceeds from the exercise of Options shall not be added back to the pool of Shares available for grant under the Plan set forth in Section 4.1.

4.2.5. Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

4.3. Incentive Stock Option Award Limits

Subject to adjustment under Section 15, 1,000,000 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.

5.       EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1. Term

The Plan shall be effective as of the Effective Date; provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. Notwithstanding the foregoing, any amendment to Section 3.2 shall be contingent upon the approval of the Stockholders. No Awards may be granted after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted before the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.       AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers

Subject to this Section 6.1, Awards may be made to any Service Provider as the Board may determine and designate from time to time.

6.2. Successive Awards

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards

The Board may grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.2, the Board shall have the right to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares).

7.       AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar terms and conditions but shall be consistent with the terms and conditions of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonstatutory Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonstatutory Stock Options.

8.       TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2. Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such terms and conditions (including performance requirements) as may be determined by the Board and stated in the Award Agreement.

8.3. Term

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of a period not to exceed 10 years from the Grant Date, or under such circumstances and on any date before 10 years from the Grant Date as may be set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.4. Limitations on Exercise of Option

Notwithstanding any other term or condition of the Plan, in no event may any Option be exercised, in whole or in part, (1) before the date the Plan is approved by the Stockholders as provided herein or (2) after the occurrence of an event that results in termination of the Option.

8.5. Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6. Rights of Holders of Options

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is before the date of such issuance.

8.7. Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (1) if the Grantee of the Option is an employee of the Company or any Subsidiary; (2) to the extent specifically provided in the related Award Agreement; and (3) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonstatutory Stock Option unless and until such approval is obtained.

8.8. Early Exercise

An Option may include a term that allows the Grantee to elect at any time before the Grantee’s Separation from Service to exercise the Option as to any part or all of the Shares subject to the Option prior to the full vesting of the Option. Any unvested Shares so purchased shall be subject to a repurchase option in favor of the Company and to any other restrictions the Board determines to be appropriate.

9.       TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)

9.1. Right to Payment

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option after the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Section 409A.

9.2. Other Terms

The Board shall determine at the Grant Date the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable after Separation from Service or upon other terms or conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.

9.4. Payment of SAR Amount

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares) in an amount determined by multiplying:

(1)      the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(2)      the number of Shares with respect to which the SAR is exercised.

10.     TERMS AND CONDITIONS OF RESTRICTED SHARES AND RESTRICTED STOCK UNITS (RSUs)

10.1. Restrictions

At the time of grant, the Board may establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Shares or RSUs in accordance with Section 12. Each Award of Restricted Shares or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or before the satisfaction of any other applicable restrictions.

10.2. Restricted Share Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, stock certificates or other evidence of ownership representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date.

10.3. Rights of Holders of Restricted Shares

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.10, holders of Restricted Shares shall have rights as Stockholders, including voting and dividend rights.

10.4. Rights of Holders of RSUs

10.4.1. Settlement of RSUs

RSUs may be settled in cash or Shares, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (1) within the time period specified for “short term deferrals” under Section 409A or (2) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2. Voting and Dividend Rights

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.10, holders of RSUs shall not have rights as Stockholders, including no voting or dividend or dividend equivalents rights.

10.4.3. Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the applicable Award Agreement.

10.5. Purchase of Restricted Shares

The Grantee shall be required, to the extent required by applicable law, to purchase Restricted Shares from the Company at a Purchase Price equal to the greater of (1) the aggregate par value of the Restricted Shares or (2) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if permitted by the Board, in consideration for past services rendered.

10.6. Delivery of Shares

Upon the expiration or termination of any Restricted Period and the satisfaction of any other terms and conditions prescribed by the Board, the restrictions applicable to Restricted Shares or RSUs settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.     FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

11.1. General Rule

Payment of the Option Price for an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.

11.2. Surrender of Shares

To the extent the Award Agreement so provides, payment of the Option Price for an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to, or withholding by, the Company of Shares that shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Shares has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant.

11.3. Cashless Exercise

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4. Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations, and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

12.     TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance terms conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance terms or conditions.

13.     other sTOCK-based awards

13.1. Grant of Other Stock-based Awards

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the terms and conditions of the Plan, the Board shall determine the persons to whom and the time or times at which such Awards may be made, the number of Shares to be granted under such Awards, and all other terms and conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such terms and conditions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2. Terms of Other Stock-based Awards

Any Shares subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged, or otherwise encumbered before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

14.     REQUIREMENTS OF LAW

14.1. General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Board may require the Grantee to sign such additional documentation, make such representations, and furnish such information as the Board may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

14.2. Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any term or condition of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.3. California Grantees

The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (1) the terms of any Options or SARs, to the extent vested and exercisable upon a Grantee’s Separation from Service, shall include any minimum exercise periods following Separation from Service specified by Section 25102(o), and (2) any repurchase right of the Company with respect to Issued Shares shall include a minimum 90-day notice requirement. Any provision of the Plan that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

15.     EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Common Stock

If (1) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (2) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, (A) the number and kinds of shares for which grants of Awards may be made, (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards, shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decrease in the number of outstanding shares or other transaction described in clause (2) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2. Effect of Certain Transactions

Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards shall continue in effect in accordance with their respective terms, except that after a Corporate Transaction either (1) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (2) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each Stockholder was entitled to receive in the Corporate Transaction in respect of one Share; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the terms and conditions (including performance criteria) that were applicable to the Awards before such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs under this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Board, (A) the holders of affected Options and SARs have been given a period of at least 15 days before the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per Share price paid or distributed to Stockholders in the Corporate Transaction (the value of any noncash consideration to be determined by the Board) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (i) the cancellation of Options and SARs under clause (B) of the preceding sentence may be effected notwithstanding any other term or condition of the Plan or any Award Agreement and (ii) if the amount determined under clause (B) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3. Adjustments

Adjustments under this Section 15 related to Share or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued under any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.     No Limitations on Company

The grant of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.     TERMS APPLICABLE GENERALLY TO AWARDS

17.1. Disclaimer of Rights

No term or condition of the Plan or any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding any other term or condition of the Plan, unless otherwise stated in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the terms and conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the Plan.

17.2. Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including the granting of Options as the Board determines desirable.

17.3. Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (1) with respect to the vesting of or other lapse of restrictions applicable to an Award, (2) upon the issuance of any Shares upon the exercise of an Option or SAR, or (3) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Affiliate, as the case may be, may require or permit the Grantee to satisfy such obligations, in whole or in part, (A) by causing the Company or the Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (B) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4. Other Terms and Conditions; Employment Agreements

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board. In the event of any conflict between the terms and conditions of an employment agreement and the Plan, the terms and conditions of the employment agreement shall govern.

17.5. Severability

If any term or condition of the Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining terms and conditions hereof and thereof shall be severable and enforceable, and all terms and conditions shall remain enforceable in any other jurisdiction.

17.6. Governing Law

The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of law that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises under the Plan, each Grantee, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Florida and to have agreed that any related litigation shall be conducted solely in the courts of Palm Beach County, Florida or the federal courts for the U.S. for the Southern District of Florida, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

17.7. Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A and neither the Company nor the Board shall have any liability to any Grantee for such tax or penalty.

17.8. Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that may be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9. Transferability of Awards

17.9.1. Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.9.2. Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (1) a gift, (2) a transfer under a domestic relations order in settlement of marital property rights; or (3) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. After a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately before transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10. Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid on any Award or portion thereof that is unvested or on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable.

17.11. Data Protection

A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the collection and processing of personal data relating to the Grantee so that the Company can meet its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Grantee and the Grantee’s participation in the Plan.

17.12. Plan Construction

In the Plan, unless otherwise stated, the following uses apply:

(1)     references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time;

(2)     in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(3)     indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(4)     the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively;

(5)     all references to articles and sections are to articles and sections in the Plan;

(6)     all words used shall be construed to be of such gender or number as the circumstances and context require;

(7)     the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan;

(8)     any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(9)     all accounting terms not specifically defined shall be construed in accordance with GAAP.

Fitch Proof - 91970 Flexshopper Proxy Card Rev 02 - Front

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FLEXSHOPPER, INC.

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INTERNET/MOBILE – www.cstproxyvote.com
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Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

Please mark your votes like this **X**

1. Election of Directors

	FOR ALL	FOR ALL EXCEPT	WITHHOLD FOR ALL
(1) James D. Allen (2) Daniel Ballen (3) Brad Bernstein (4) Philip M. Gitler (5) T. Scott King (6) Carl Pradelli (7) Katherine Verner	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee(s), mark the "For All Except" box and write the nominee(s) name(s) on the following blank line.)

For All Except: ______________________________

CONTROL NUMBER

Signature______________________**Signature, if held jointly**______________________ **Date**____________, **2018**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Fitch Proof - 91970 Flexshopper Proxy Card Rev 02 - Back

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FLEXSHOPPER, INC.

The undersigned appoints Brad Bernstein, Chief Executive Officer and President, and H. Russell Heiser, Chief Financial Officer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of stock of FlexShopper, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FlexShopper, Inc. to be held on April 26, 2018, or at any adjournment thereof, as instructed below and in their discretion upon all such other matters as may be properly presented for consideration at the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)